Exhibit 5.1

VENABLE LLP LETTERHEAD

October 10, 2008

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Re:	Registration Statement on Form S-3 (File No. 333-149769)

Ladies and Gentlemen:

We have served as Maryland counsel to Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 27,663,047 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the Prospectus Supplement (as hereinafter defined). The Shares include (a) 16,860,655 Shares (the “Initial Warrant Shares”) issued upon the exercise of warrants (the “Initial Warrants”) held by purchasers of the Company’s Senior Subordinated Secured Notes due 2015 (the “Notes”), (b) 4,696,000 Shares (the “Override Warrant Shares”) issued upon the exercise of warrants (the “Override Warrants”) held by the counterparties to the Override Agreement, dated March 17, 2008, by and among the Company, Thornburg Mortgage Hedging Strategies, Inc. and the counterparties thereto, (c) 3,155,739 Shares (the “Escrowed Warrant Shares”) issuable upon the exercise of warrants (the “Escrowed Warrants”) previously held in escrow for the purchasers of the Notes and (d) 2,950,653 Shares (the “Consent Shares”) issued to certain holders of the Notes in connection with their consent to the payment of interest due on the Notes in additional Notes instead of cash.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2. The Prospectus, dated July 30, 2008, that forms a part of the Post-Effective Amendment No. 1 to the Registration Statement, as supplemented by that certain Prospectus Supplement, dated October 10, 2008 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

Thornburg Mortgage, Inc.

October 10, 2008

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other matters, the registration and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7. The form of warrant certificate representing the Initial Warrants and the Escrowed Warrants (the “Initial/Escrowed Warrant Certificate”), certified as of the date hereof by an officer of the Company;

8. The form of warrant certificate representing the Override Warrants (the “Override Warrant Certificate”), certified as of the date hereof by an officer of the Company;

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Thornburg Mortgage, Inc.

October 10, 2008

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares have not been and will not be issued or transferred in violation of any restriction or limitation contained in Article TENTH of the Charter.

6. Upon the issuance of any of the Escrowed Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Each certificate representing Initial Warrants and/or Escrowed Warrants does not and will not differ in any manner material to this opinion from the Initial/Escrowed Warrant Certificate. Each certificate representing Override Warrants does not and will not differ in any manner material to this opinion from the Override Warrant Certificate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Initial Warrant Shares has been duly authorized and, assuming the issuance and delivery thereof against payment therefor in accordance with the terms of the Initial Warrants and the Resolutions, the Initial Warrant Shares are validly issued, fully paid and nonassessable.

3. The issuance of the Override Warrant Shares has been duly authorized and, assuming the issuance and delivery thereof against payment therefor in accordance with the terms of the Override Warrants and the Resolutions, the Override Warrant Shares are validly issued, fully paid and nonassessable.

4. The issuance of the Escrowed Warrant Shares has been duly authorized and, when and to the extent issued and delivered against payment therefor in accordance with the

Thornburg Mortgage, Inc.

October 10, 2008

terms of the Escrowed Warrants and the Resolutions, the Escrowed Warrant Shares will be validly issued, fully paid and nonassessable.

5. The issuance of the Consent Shares has been duly authorized and, assuming the issuance and delivery thereof against payment therefor in accordance with the Resolutions, the Consent Shares are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP